UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2007
SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)
1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700

(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously announced, the Selectica Inc.’s (the “Company”) Board of Directors has formed a special committee (the “Special Committee”) to conduct a voluntary review of its historical stock option grants. As a result of this ongoing review of stock option granting practices, the Company has delayed filing its quarterly report on Form 10-Q for the fiscal quarters ended September 30, 2006, December 31, 2006 and June 30, 2007 and its annual report on Form 10-K for the fiscal year ended March 31, 2007. The Company intends to file such quarterly reports on Form 10-Q and such annual report on Form 10-K with the Securities and Exchange Commission as soon as possible after the completion of the independent review of past stock option granting practices.
Also as previously announced, on November 14, 2006, the Company received a notice from The Nasdaq Global Market that it is not in compliance with Nasdaq’s marketplace rules, which could result in delisting from The Nasdaq Stock Market. At the Company’s request, a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) for continued listing on The Nasdaq Global Market was held on January 18, 2007.
On February 8, 2007, the Panel notified the Company that it had decided to continue listing the Company’s shares through May 9, 2007 provided that the Company satisfied certain conditions by then, including the filing of its Form 10-Q for the quarter ended September 30, 2006 and any required restatements. The Panel further notified the Company that trading of the Company’s shares on The Nasdaq Stock Market would be suspended effective May 10, 2007 if these conditions were not satisfied.
On March 23, 2007, the Company received a letter from The Nasdaq Stock Market, stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) had determined to (i) review the February 8, 2007 decision of the Panel regarding the Company and (ii) stay, at that time, the Panel’s decision to suspend trading of the Company’s shares on The Nasdaq Stock Market, pending further action by the Listing Council.
On May 4, 2007, the Company received a letter from the Panel stating that the Panel had determined to delist the Company’s shares from The Nasdaq Stock Market, pursuant to its obligations under Nasdaq Marketplace Rule 4802(b) and its prior decision dated February 8, 2007, but that the Listing Council had stayed any future decisions by the Panel to suspend the Company’s shares pending further action by the Listing Council.
On July 27, 2007, the Company received a letter from the Listing Council stating that it finds the May 4, 2007 decision by the Panel to delist the Company’s shares from The Nasdaq Stock Market appropriate, but that the Listing Council has determined to exercise its discretionary authority, under Rule 4802(b), to grant the Company an exception to demonstrate compliance with all of the Nasdaq continued listing requirements until September 25, 2007.

On August 13, 2007, the Company received a letter from The Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq’s marketplace rules due to its failure to file its Form 10-Q for the period ended June 30, 2007. The failure to make such filing serves as an additional basis for delisting the Company’s common stock from Nasdaq.
The Company’s common stock currently remains listed on The Nasdaq Global Market.
The Company issued a press release on August 16, 2007 concerning this determination, a copy of which is attached to this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated August 16, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
DATE: August 16, 2007	By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of Selectica, Inc., dated August 16, 2007.